UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: October 31, 2012

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA   94608
(Address of Principal Executive Offices)   (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02: Unregistered Sales of Equity Securities.

On September 17, 2012, NovaBay Pharmaceuticals, Inc. filed a Current Report on Form 8-K reporting that on September 13, 2012, it entered into a Unit Purchase Agreement with Pioneer Pharma (Singapore) Pte Ltd. (“Pioneer Singapore”), pursuant to which NovaBay will issue 2,000,000 units to Pioneer Singapore for $1.25 per unit, each unit consisting of one share of NovaBay common stock and a warrant to purchase a share of common stock.  Pursuant to the terms of the Unit Purchase Agreement, 800,000 units were issued on September 13, 2012, and the purchase of the remaining 1,200,000 units was delayed until receipt of approval by the China Department of Commerce for the issuance of such remaining units.  On October 31, 2012, NovaBay received $1,500,000 representing purchase price for the remaining 1,200,000 units, and issued the remaining units.

The units are immediately separable, and are issued as the shares and the warrants. The warrants have an exercise price of $1.50 per share, will expire on August 31, 2013, and contain customary adjustment provisions in the event of changes in the capitalization of NovaBay.

The total purchase price paid for the units pursuant to the Unit Purchase Agreement was $2,500,000. No underwriting discounts or commissions were paid.

The aforementioned transactions were made with a non-U.S. person and was undertaken by NovaBay in reliance upon the exemptions from securities registration of Section 4(2) and Regulation S of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc. (Registrant)

By:	/s/ Thomas J. Paulson
Thomas J. Paulson
Chief Financial Officer and Treasurer

Dated: November 5, 2012